UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [X ] Preliminary Information Statement
[] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GYSAN HOLDINGS, INC.

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Not Applicable

(2)

Aggregate number of securities to which transaction applies:

Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

Not Applicable

(4)

Proposed maximum aggregate value of transaction:

Not Applicable

(5)

Total fee paid:

Not Applicable

[ ] Fee paid previously with preliminary materials:

_____________________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1) Amount previously paid:

Not Applicable

(2) Form, Schedule or Registration Statement No.

Not Applicable

(3) Filing Party:

Not Applicable

(4) Date Filed:

Not Applicable

INFORMATION STATEMENT

Relating to the amendment of our Articles of Incorporation and our Annual Meeting

Gysan Holdings, Inc.

Unit 7, 833 – 1st Avenue N.W.

Calgary, AB, Canada T2N 0A4

(403) 229-2351

Dear Gysan Holdings, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following actions:

1)

Approval of an amendment to our Articles of Incorporation to change our name to Dino Energy Corporation

2)

Approval of an amendment of our Articles of Incorporation to increase the number of our authorized common shares and preferred shares.

3)

Approval of the election of Directors.

4)

To approve the ratification of MNP LLP as our outside auditors.

As of the close of business on February 14, 2013, the record date for shares entitled to notice of and to sign written consents in connection with our proposed actions, there were 78,616,000 shares of our common stock and 45,000,000 shares of our preferred stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy. The Actions will be effective twenty (20) days from the mailing of the Information Statement, which is expected to take place on March 5, 2013, and such Actions will result in the following:

1)

The Articles of Incorporation will be amended to change the name of the Company to Dino Energy Corporation

2)

The Articles of Incorporation will be amended to increase the Company’s authorized shares of capital stock to 1,000,000,000, consisting of 800,000,000 shares of common stock and 200,000,000 shares of preferred stock.             The common and preferred shares will have a par value of $.0001 per share. The preferred shares are blank check preferred and they may be issued with the preferences determined by the board of directors.

3)

The following persons will be elected to the board of directors to serve until the next annual meeting or until their replacement is elected:

Eric David Lawson

Director

Vanleo Y.W. Fung

Director

Solomon Auyeung

Director

Trent Sittler

Director

4)

MNP LLP will be approved to act as our outside auditors for our fiscal year ending December 31, 2013.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS: NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

_/s/ Vanleo Y.W. Fung____________

Vanleo Y.W. Fung, President

PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION TO CHANGE ITS NAME TO

DINO ENERGY CORPORATION

INTRODUCTION

The Board of Directors of the Company has unanimously approved a proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Dino Energy Corporation, subject to the approval of such action by the shareholders. At an annual meeting, the shareholders of the Company voted to approve the proposal to authorize the name change. We are now notifying you and the other shareholders that did not participate in the meeting of the action of the majority of the shareholders. The name change will take effect after we file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

We expect that the Certificate of Amendment will be filed promptly after your receipt of this Information Statement. However, our board of directors may elect not to file, or to delay the filing of, the Certificate of Amendment if they determine that filing the Certificate of Amendment would not be in the best interest of our shareholders.

REASONS FOR THE NAME CHANGE

The Company has recently acquired Dino Energy Investments Ltd. (“Dino”). Dino is a newly-formed oil and gas company and it has recently entered into an agreement with a First Nation Group in Alberta, Canada for the exploration, development and production of hydrocarbon resources on and under the First Nation’s reserve lands (the “Exploration Agreement”). The rights granted to Dino under the Exploration Agreement are subject to regulatory and government approval as well as a number of other conditions precedent.

As a result of this acquisition, the Company’s primary focus will be on energy exploration and production. The Board of Directors believe that the name of the Company should be changed to reflect the nature of the Company’s business and they believe that Dino Energy Corporation is an appropriate name to accomplish this goal.

EXCHANGE OF STOCK CERTIFICATES

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to our corporate secretary and transfer agent in exchange for certificates representing common stock with the new name “New Common Stock”. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of our New Common Stock. Until surrendered to the Transfer Agent, certificates for Old Common Stock retained by shareholders will be deemed for all purposes, including, voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock owned by the shareholders before the name change.

Shareholders should not send their old certificates to the transfer agent until they have been notified by the transfer agent as discussed above. Shares of Old Common Stock surrendered after the effective date will be replaced by certificates representing shares of New Common Stock as soon as practicable after the surrender. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

NO DISSENTER'S RIGHTS

Under Nevada law, you are not entitled to dissenter’s rights of appraisal with respect to the amendment of the articles of incorporation or the name change.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The name change will amend Article I of the Company’s Articles of Incorporation to replace the current paragraph with a paragraph which states that the name of the Company is Dino Energy Corporation. The Amendment will be filed with the Secretary of State of Nevada and will become effective on the date of the filing. The amendment to the Articles of Incorporation will also add additional authorized but unissued common stock and preferred stock. After the filing of the amendment the Company will have 800,000,000 shares of common stock authorized and 200,000,000 shares of preferred stock authorized. See “Approval of the Amendment to Increase Authorized Shares of our Articles of Incorporation to Change the Par Value of Our Common Stock” and “Approval of the Amendment to Increase Authorized and Preferred Shares”.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For reasons discussed above, we believe that the change of name is in the Company’s best interest and in the best interest of our shareholders and therefore the Board recommends that the shareholders vote for this proposal.

PROPOSAL TO ELECT DIRECTORS

The Board currently consists of two (2) members, each of whom serve one year terms or until their successor is elected. The current board consists of Vanleo Y.W. Fung and Winnie W.L. Fung. These individuals have been elected to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2013, until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

The following table provides information concerning our officers and directors that will be elected as a result of the meeting.

Name and Address	Age	Position(s)
Eric David Lawson	67	President, CEO, Director
Vanleo Y.W. Fung	33	Secretary, CFO, Treasurer, Director
Solomon Auyeung	72	Director
Trent Sittler	40	Director

The directors named above serve for one year terms or until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, none of which currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.

Eric David Lawson will serve as the President, CEO and a Director of the Company. From 1997 to 2004, Mr. Lawson has held executive positions at a number of privately held resort development companies, including serving as the CFO of Rancho Banderez, S.A. de C.V., a resort located in Puerto Vallarta, Mexico and the President and CEO of Costa Maya Reef Resort Ltd., a resort located in Belize, Central America. In April 2004, Mr. Lawson founded Sage Funding Inc. and continues to act as the President and CEO of this asset management and brokerage firm located in Calgary, Alberta, Canada. Subsequently, in January 2012, Mr. Lawson became the President and Director of Sunchaser Properties Inc., a privately held real estate investment and development company. Mr. Lawson received a Bachelor of Science degree in 1968 and was awarded a Master of Education degree in 1969 from the University of Oregon, located in Eugene, Oregon.

Vanleo Y. W. Fung will serve as the Treasurer, Secretary, CFO, and a Director of the Company. Mr. Fung graduated from the University of Calgary in 2002 with a Bachelor of Economics degree. After graduation, for the period from July, 2002 to December, 2006, Mr. Fung was employed as an account manager or executive for a number of IT companies in Hong Kong in which he was responsible for sales and marketing development and account management for the regions of Hong Kong, Taiwan and Macau. In the summer of 2007, Mr. Fung joined World Financial Group located in Calgary, Alberta, Canada and was working as an Associate in providing financial planning services. In January 2012, Mr. Fung joined Kachak Investment, Inc., a marketing company for residential energy services in Alberta, Canada where he is responsible for the training and development of marketing consultants.

Solomon Auyeung will serve as a Director of the Company. From 1978 to 1988, Mr. Auyeung served as a Technologist in various departments of Dome Petroleum Ltd., participating in a number of extensive reservoir engineering studies. From 1988 to 1991, Mr. Auyeung joined Amoco Canada Petroleum Ltd. as Staff Production Technologist in managing petroleum reservoir developments in the regions of Western Canada. In 1989, Mr. Auyeung became a Consultant with the company with responsibilities in petroleum asset management. Mr. Auyeung received a Bachelor of Education degree from the University of Saskatchewan in 1974 and a Diploma of Mechanical Engineering Technology in 1978.

Trent Sittler will serve as a Director of the Company. Mr. Sittler graduated from the University of Saskatchewan in April 1997 with a Bachelor of Science degree in Mechanical Engineering. Mr. Sittler began his career as a Design Engineer, and later moving into various managerial positions with Bonnybrook Custom Steel Forms Ltd. from November 1998 to October 2005. In January 2006, Mr. Sittler joined GE Oil & Gas ESP (Canada) Ltd. working as Surface Pumping Systems Business Development Manager in developing the Surface Pumping (SPS) Division business in Western Canada.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring on the board of directors may be filled by the shareholders, or the board of directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

CORPORATE GOVERNANCE

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

The Board of Directors met once in Fiscal 2012. Each director attended that meeting. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Committees of the Board of Directors

The Company’s Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter bulletin board (“OTCBB”) and are not listed or quoted on a national securities exchange or national quotation system. Since the Company does not currently have an audit committee, it also does not have an audit committee financial expert. The Company intends to charter audit, nominating and compensation committees when appropriate.

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements. None of the Company’s present directors qualifies as an independent director pursuant to Rule 10A-3 promulgated under the Exchange Act, due to their affiliation with the Company as employees.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of February 14, 2013, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The following sets forth the proposed beneficial ownership information after the closing of the Exchange Transaction:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)(2)
Grace Weisgerber 3710 Sage Hill Dr., N.W. Calgary, AB Canada T3R 1E7	3,315,000 Common	4.22%
Winnie W. L. Fung Unit 7, 833 1st Avenue, N.W. Calgary, AB Canada T2N 0A4	3,185,000 Common	4.22%
Alan Chan 3023 28th Street, S.W. Calgary, AB Canada T3E 2J4	666,667 Preferred	1.48%
Cuiling Liao 148 Santana Court NW Calgary, AB Canada T3K 3L8	10,000,000 Preferred	22.22%
Lisa Wong 308 Holmes Avenue Toronto, ON, Canada M2M 4N3	16,666,666 Preferred	37.03%

Treasury Elite, Ltd Unit H, 1/F, Tower 7, Metro City, Phase 2 Tseung Kwan O, Hong Kong	65,000,000 Common 5,766,667 Preferred	82.68% 12.81%
Vanleo Y.W. Fung(3) 3023 – 28th Street S.W. Calgary, Alberta, Canada T3E 2J4	50,000 Common	.06%
Trent Sittler(3) 149 Panamount Drive NW Calgary, Alberta, Canada T3K 5L7	60,000 Common	.07%
All officers and directors as a group (1 person)	3,185,000 Common	4.22%

(1)

Applicable percentage ownership for the common stock is based on 78,616,000 shares of common stock outstanding as of February 14, 2013. There are no options, warrants, rights, rights to acquire the common stock or preferred stock.

(2)

Applicable percentage ownership for Class A Preferred Stock is based on 45,000,000 shares of Class A Preferred Stock which is currently outstanding. Each Class A Preferred Share has three votes, and each share is convertible into three shares of the Company’s                                 Common Stock. There are no options, warrants, rights, conversions, privileges, or similar rights to acquire the Class A Preferred Stock of the Company anticipated to be outstanding as of the closing of the change Transaction.

(3)

These individuals will be officers and directors following the meeting, and, therefore, their shares are not included in the total for all officers and directors as a group.

COMPENSATION OF DIRECTORS AND OFFICERS

The following is a summary of the compensation we paid to our President and executive officers for the period from our inception until the year ended October 31, 2012.

ANNUAL COMPENSATION

LONG TERM COMPENSATION

Awards

Payouts

Name	Position	Period Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying/ Option SARS	LTIP Payouts	All Other Compensation

Grace Weisgerber	President	10/31/2011 10/31/2012	0 0	0 0	0 12,055	0 0	0 0	0 0	0 12,055

Winnie W.L. Fung	Secretary	10/31/2011 10/31/2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0

DIRECTOR COMPENSATION

We do not have a formal compensation plan for our directors.

EMPLOYMENT CONTRACTS

We do not have any employment agreements with our employees or officers.

STOCK OPTIONS AND WARRANTS

We have no outstanding stock options or warrants.

OPTION/SAR GRANTS TABLE

There have been no stock options/SARS granted under our stock option plans to executive officers and directors, since we have no such plans in effect.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

There have been no exercises of stock options/SAR by executive officers.

LONG-TERM INCENTIVE PLAN AWARDS

There have been no long-term incentive plan awards made by the Company.

REPRICING OPTIONS

We have not repriced any stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Our current President and Director, Vanleo Y.W. Fung, is the brother of Winnie W.L. Fung, our current Treasurer and Director; however, Ms. Fung will not go forward as an officer or director of the Company following the completion of the election of the directors at the current shareholder meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires the Company’s executive officers, directors and shareholders beneficially owning more than ten percent of all outstanding Common Stock (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, written representations by Reporting Persons that no Form 5 was required, the Reporting Persons have complied with all applicable Section 16 (a) filing requirements during and with respect to Fiscal 2012.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2011 and 2012

During the fiscal years ended October 30, 2011 and 2012, the Company retained MNP LLP to provide services as follows:

	Fees for the Year Ended December 31
Services	2011	2012
Audit Fees (1)	$ 7,000.00	$ 7,500.00
Audit-Related Fees (2)	$ 0	$ 0
Tax Fees (3)	$ 2,500.00	$ 0
All Other Fees (4)	$ 1,500.00	$ 3,000.00

Total audit and non-audit fees	$11,000.00	$ 10,500.00

(1)

“Audit Fees” consist of fees billed for professional services rendered for the audit of our annual financial statements for the years ended October 30, 2011 and 2012. The Company paid $7,000 for the audit of its financial statements for the year ended October 30, 2011. The Company has incurred approximately $7,500 in fees for the audit of its financial statements for the year ended October 30, 2012.

(2)

“Audit-Related Fees” consist of fees billed for professional services rendered by MMP LLP reasonably related to the performance of the audit review that are not otherwise reported under Audit Fees.

(3)

“Tax Fees” consist of fees billed for professional services rendered by MNP LLP for services rendered in connection with tax compliance, tax advice and tax planning. The Company did incur Tax Fees for the year ended October 30, 2011 of $2,500 and nil for the year ended October 30, 2012.

(4)

“All Other Fees” consist of fees billed for professional services rendered by MNP LLP for services rendered that are not otherwise reported above. For the year ended October 30, 2011 the Company incurred $1,500 and for 2012 $3,000 of “Other Fees” primarily related to auditor review services.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the Board of Directors has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors will take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2014 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than May 1, 2014 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

FORM 10-K

A copy of the Company’s Form 10-K for the period ending October 30, 2012 as filed with the United States Securities and Exchange Commission will be furnished without charge to shareholders as of the date of this Information Statement upon written request to Gysan Holdings, Inc.

APPROVAL OF THE AMENDMENT TO

INCREASE AUTHORIZED SHARES

General

Our Shareholders have approved an amendment to the Company’s Articles of Incorporation which increases our total number of authorized shares from 100,000,000 common shares, with a par value of $.0001 per share, and 90,000,000 shares of preferred stock with a par value of $.0001 per share, to 1,000,000,000 shares, consisting of 800,000,000 common shares and 200,000,000 preferred shares, each with a par value of $.0001 (the “Amendment”). As of February 14, 2013, there were 78,616,000 common shares outstanding and 45,000,000 shares of Class A Preferred Stock outstanding.

Reason for the Amendment

The Board of Directors and the shareholders, deem it advisable to increase the number of our authorized shares in order to provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. We have no current commitments or plans for the issuance of the common shares or the preferred shares. Neither the Board of Directors nor our management is aware of any specific effort to accumulate our securities or to obtain control over us by means of a merger or tender offer.

The Company’s existing Articles of Incorporation authorize 100,000,000 common shares, with a par value of $.0001, and 90,000,000 shares of Preferred Stock with a par value of $.0001. The proposed Amendment increases the total number of shares the Company is authorized to issue to 1,000,000,000 shares. Out of the 1,000,000,000 shares, the proposed Amendment provides for 200,000,000 preferred shares, which the Board may, by resolution adopted and filed with the Nevada Secretary of State in the manner provided by law, authorize one or more classes or series and fix the relative rights and preferences of each such class or series. These shares will be available for issuance by the Board at such time and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

Approval of an increase in the authorized number of common shares generally empowers the directors of the Company to issue additional common shares without giving notice to the shareholders or obtaining their approval, except in certain circumstances, such as in connection with the adoption of certain employee benefit plans.

Existing Antitakeover Provisions

The proposal to increase the authorized number of common shares is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by our management.

Preferred Shares

The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences.

Any series of Preferred Stock could, as determined by our Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the company’s common stock.

In the Board of Directors’ opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for the Company’s capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock.

The Preferred Stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

Effects of Authorization of Preferred Shares

It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of our common stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

i.

reduction of the amount that otherwise might be available for the payment of dividends on common stock to the extent dividends are payable on any issued Preferred Stock;

ii.

restrictions on dividends on the common stock;

iii.

rights of any series or the class of Preferred Stock to vote separately, or to vote with the common stock;

iv.

conversion of the Preferred Stock into common stock at such prices as the Board of Directors determines, which could include issuance at below the fair market value or original issue price of the common stock, diluting the book value or per share value of the outstanding Common Stock; and

v.

the holders of common stock not being entitled to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

APPROVAL OF THE RATIFICATION OF MNP LLP

AS OUR OUTSIDE AUDITORS

Our shareholders have approved a proposal to continue to use MNP LLP to perform an audit of our consolidated financial statements and our subsidiaries for the fiscal year ending October 30, 2013 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon and for performing other independent audit work as determined by the Board of Directors of the Company.

Exhibits Index

Exhibit 3(i)

Certificate of Amendment to the Articles of Incorporation

End of Filing